                                                                    Exhibit 5.1


          [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP APPEARS HERE]






                                 July 15, 1997



Board of Directors
Radiant Systems, Inc.
1000 Alderman Drive
Alpharetta, Georgia 30202

                Re:  Radiant Systems, Inc.
                     Registration Statement on Form S-1 under Rule 462(b) 373,750 Shares of Common Stock
                     ----------------------------------------------------

Gentlemen:

      We have acted as counsel for Radiant Systems, Inc. (the "Company") in connection with the proposed public offering of the shares of its Common Stock covered by the above-described Registration Statement.

      In connection therewith, we have examined the following:

      (1) The Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia;

      (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

      (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

      (4) The Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Registration Statement").

Board of Directors
Radiant Systems, Inc.
July 15, 1997
Page 2





      Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

      (A) The 151,638 shares of Common Stock covered by the Registration Statement to be sold by the Company have been legally authorized and, when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

      (B) The 222,112 shares of Common Stock covered by the Registration Statement to be sold by the selling shareholders referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Sincerely,

                                  SMITH, GAMBRELL & RUSSELL, LLP

                                  /s/ Robert T. Molinet

                                  Robert T. Molinet